Exhibit 1A-2A ARTICLES OF INCORPORATION

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040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170319610-00
Secretary of State	Filing Date and Time: 07/27/2017 8:15 AM
State of Nevada	Entity Number: E0354342017-0

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation: CNS PHARMACEUTICALS, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: UNITED STATES CORPORATION AGENTS, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 20000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) MATTHEW LOURIE
Name
PO BOX 79897 | HOUSTON | TX | 77279
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

MATTHEW LOURIE — X MATTHEW LOURIE
Name — **Incorporator Signature**

PO BOX 79897 | HOUSTON | TX | 77279
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X UNITED STATES CORPORATION AGENTS, INC. — 7/27/2017
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CNS PHARMACEUTICALS, INC.**, did on July 27, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 27, 2017.

Barbara K. Cegavske
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20170727-0280
You may verify this certificate
online at **http://www.nvsos.gov/**